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Exhibit 99.1

Chief Executive Officer & Chief Financial Officer Certification

        In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") by Independent Bankshares, Inc. ("Registrant"), each of the undersigned hereby certifies that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: November 14, 2002	/s/ TOM C. NICHOLS Tom C. Nichols Chairman, President & Chief Executive Officer
/s/ DON E. COSBY Don E. Cosby Executive Vice President & Chief Financial Officer

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  Exhibit 99.1
Chief Executive Officer & Chief Financial Officer Certification